PARTICIPATION AGREEMENT

BETWEEN

UNITED BANK, INC. (LENDER)

AND

SUMMIT COMMUNITY BANK (PARTICIPANT)

IN CONNECTION WITH

$8,813,274.64 TERM NOTE

DATED  JANUARY 31, 2014

PROVIDED TO

ENERGY SERVICES OF AMERICA CORPORATION
C.J. Hughes Construction Company, Inc.
Nitro Electric Company, Inc.
Contractors Rental Corporation
ST Pipeline, Inc.
(Makers)

THIS PARTICIPATION AGREEMENT (this “Agreement”) is made and entered into as of the 31st day of January, 2014 by and between Summit Community Bank (“Participant”) and United Bank, Inc., a West Virginia banking corporation (“Lender”).

1.           RECITALS.

WHEREAS, Lender has made financing (the “Credit”) available to  Energy Services of America Corporation, C.J. Hughes  Construction Company, Inc., Nitro Electric Company, Inc., Contractors Rental Corporation, and ST Pipeline, Inc. (collectively the “Obligor”) subject to the terms and conditions of that Term Loan Agreement dated January 31, 2014 and related loan documents (the “Credit Agreements) more fully described on Exhibit A attached hereto; and

WHEREAS, Participant desires to purchase from Lender an undivided pro-rata individual interest in the Credit in the amount and on the terms indicated in Exhibit B attached hereto (the “Participation Interest”); and

WHEREAS, Lender desires to sell such Participation Interest to Participant and may retain or sell to others the remaining Participation Interests in the Credit;

NOW, THEREFORE, in consideration of the mutual covenants, agreements, and provisions contained herein the parties hereto covenant and agree as follows:

2.           DEFINITIONS  For purposes of this Agreement:

“Advances”  means the principal of the Credit disbursed from time to time.

“Advisor” means any accountant, attorney, appraiser, evaluator, surveyor, engineer, architect, or other expert hired by Lender in connection with the administration of the Credit.

“Business Day” means a day other than Saturday or Sunday on which the Lender is open for business at its main office in Huntington, West Virginia.

“Collections” means all monies or other property hereafter received by Lender on account of the Credit Agreements including, without limitation, any and all late fees and other fees and interest paid at the default rate pursuant to the terms of such Credit Agreements, but excluding reimbursements of reasonable out of pocket expenses (other than Extraordinary Expenses) advanced solely by Lender.  All other payments, fees, and/or charges collected by Lender in connection with the Credit, including but not limited to any prepayment penalties or charges and any extension fees, shall be disbursed and paid to Participant in accordance with Participant’s Participation Percentage.

“Credit Agreements” means all of the documents evidencing and securing the Credit including, without limitation, the Loan Agreement, and related loan documents discussed in Exhibit A all of which have been previously provided to Participant.

“Credit Providers” means Lender, Participant, and Other Participants.

“Extraordinary Expenses” means all reasonable third party and “out of pocket” costs and expenses which, in the good faith and reasonable opinion of Lender, are necessary or desirable at any time or from time to time hereafter, in connection with: (a) the collection or enforcement of the Credit; (b) the preservation of collateral; (c) the sale disposition, or other realization upon, or the recovery of possession of, the collateral; or (d) the filing and prosecution of a complaint with respect to any of the above matters or the defense of any claim, actual or threatened, by Obligor, a receiver or trustee in bankruptcy for, or other representative of any Obligor or third party, for, on account of, or with respect to the Credit or the Credit Agreements and shall include the amount of any recovery from Lender in such litigation or proceeding, whether by settlement or pursuant to a judgment that is not attributed to the gross negligence or willful misconduct of the Lender.

“Institutional Investor” means any: (a) insurance company as defined in Section 2(13) of the Securities Act of 1933, as may be amended from time to time (the “Act”); (b) any employee benefit plan within the meaning of the Title 1 of the Employee Retirement Income Security Act of 1974 which has investment decisions made by a plan fiduciary, as defined in Section 3(21) of the Act, which is either a bank, savings and credit association, insurance company, or registered investment adviser, or has total assets in excess of $5,000,000; or (c) any bank as defined in Section 3(a)(2) of the Act or savings and credit association or institution as defined in Section 3(a)(5)(A) of the Act or any real estate investment trust (REIT) as defined under the Internal Revenue Code of 1986, as amended.

”Other Participants” means any entity other than the Participant that holds a Participation Interest.

“Participation Amount” means the amount so designated in Exhibit B.

“Participation Interests” means the individual interest of the Participants in the Credit.

“Participation Percentage” means the Participation Amount divided by the entire original committed principal amount of the Credit times 100.

"Representatives" means officers, directors, employees or agents of Lender.

3.           Representations and Warranties.

3.1           Representations and Warranties of Participant:  Participant hereby represents and warrants to Lender and Other Participants that as of the date of this Agreement:

a.
Except as otherwise required by law, non-public information regarding Obligor given by Lender to Participant, exclusive of information received by Participant from sources other than Lender, will be treated by Participant as confidential, will not be disclosed to any other party without Lender’s and Obligor’s prior written consent other than to such advisors, attorneys, directors, officers, agents and employees as necessary to enable Participant to effectively analyze the Credit or to any governmental or quasi-governmental agency involved in the regulation of Participant and will not be used by Participant or any of its affiliates for any purposes other than as contemplated by this Agreement;

b.
It has been granted access to, and received all of, the information it has requested or believes to be necessary to enable it to make an independent and informed judgment with respect to the creditworthiness of the Obligor including information provided to Participant by Lender;

c.
It has, without reliance on Lender, any other Credit Provider or Representatives of the Lender, and instead in reliance upon information supplied to it by or on behalf of the Obligor and upon such other information as Participant has deemed appropriate, made its own independent credit analysis and decision to purchase its Participation Interest in the Credit;

It agrees that it shall, independently and without reliance upon the Lender, any other Credit Provider or Representatives of the Lender, continue to make its own independent credit analysis and decisions in acting or not acting under this Agreement and the Credit Agreements; provided Lender shall provide to Participant on a timely basis, all information received by Lender from or on behalf of Obligor necessary to enable Participant to make such analysis and decision as well as continued reasonable access to inspect loan documents and information within forty-eight hours of request;

d.	It has received and made a complete examination of the Credit Agreements and approves of the form and content of such;

e.	It acknowledges that Lender has made no guaranty of repayment, it being understood that it shall look only to the Obligor and the collateral, if any, for repayment of the Credit;

f.
It is acquiring the Participation Interest in the Credit for its own account in respect of a commercial transaction made in the ordinary course of its commercial banking business with the present intention to hold the same and not for resale, subdivision, release or distribution thereof;

g.
It represents that it is an Institutional Investor and that its execution and delivery of this Agreement and its purchase of an Interest in the Credit does not constitute a violation of any agreement, law, statute, regulation, including legal lending limits, which is binding on it;

h.
It does not consider acquisition of the Participation Interest hereunder to constitute the "purchase" or "sale" of a "security" within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 or Rule 10b-5 promulgated thereunder, the Trust Indenture Act of 1939, the Securities Act of the State of West Virginia, any other applicable securities statute or law, or any rules or regulations under any of the foregoing and that such participation merely constitutes a commercial transaction by Participant with Lender regarding Participant's Pro Rata Part of the obligations of Borrower under the Credit Documents and does not represent an "investment" (as that term is commonly understood) in Lender or Borrower.

i.	It acknowledges that the interests of the Credit Providers shall be pari passu and no party shall have any priority over the other; and

j.
It shall not make any public announcement or employ any advertising, including without limitation, press releases or “tombstone advertisements”, with respect to the transactions contemplated hereby, or include Obligor’s name on any client lists, without Obligor’s and Lender’s prior written approval.

k.	It shall not contact the Borrower either via mail, telephone, fax or e-mail.

3.2	Representations and Warranties of Lender: Lender hereby represents and warrants to Participant that as of the date of this Agreement:

(a)
Lender is the legal and beneficial owner of the interest being sold by it hereunder, and upon funding by Participant such interest is owned by Lender free and clear of any and all liens and has not been pledged or encumbered,

(b)	Lender has full power, authority and legal right and has taken all actions necessary to execute and deliver this Agreement and perform its obligations hereunder,

(c)
This Agreement has been duly executed and delivered by a duly authorized officer of the Lender and constitutes a legal and binding obligation of the Lender enforceable against the Lender in accordance with its terms,

(d)
This Agreement and the Participation Certificate with respect to the Participation Amount, constitutes a valid sale and assignment of an undivided Pro Rata interest in the Credit, Credit Agreements and the collateral described in the Credit Agreements to the extent of the Participation Amount enforceable against all creditors of and purchasers from the Lender,

(e)
Its execution and delivery of this Agreement and its sale of the Participation Interest hereunder does not constitute a violation of any agreement, law, statute, regulation, including legal lending limits which is binding on it,

(f)	It acknowledges that the interests of the Credit Providers shall be pari passu and no party shall have any priority over the other,

(g)
Lender has in its possession, or will have in its possession prior to Participant’s acquisition of the Participation Interest, executed and, where appropriate, acknowledged counterparts of the Credit Agreements, which are genuine and all copies of documents concerning the Credit are, to the best of Lender’s knowledge, accurate and complete copies of those documents within the Lender’s file

(h)	To the best of its knowledge, there is no default, event of default, breach, violation or event of acceleration of a material nature existing under the Credit Agreements,

(i)	Lender has no knowledge of any pending litigation which would affect the title or interest of Lender in the Credit Agreements or the secured property or the marketability of the Credit,

(j)
The relationship between Lender and the Obligor is and will continue to be during the term of this Agreement one of lender and borrower; Lender is not a partner or joint venture with the Obligor, nor is Lender an agent of the Obligor, or vice versa; and, except as set forth in the Credit Agreements, Lender has no interest whatsoever in the secured property, and

(k)
Lender has provided Participant with copies of all materials information currently in Lender's possession regarding the Obligor and the collateral, which was used by Lender in its decision to make the Loan to Obligor, including reports, appraisals, and due diligence conducted by Lender and other related and material information currently in the possession of Lender.

Lender further represents and warrants that it has in its possession all original Credit Agreements and that it shall maintain all records and documents evidencing the Credit and which accurately reflect Obligor’s performance regarding the Credit in accordance with standard operating procedure and in the ordinary course of business.  Subject to the direction of its Participants, Lender will use its best effort to enforce the terms and provisions of the Credit Agreements.  Lender has provided Participant with copies of the Credit Agreements that were executed or that are to be executed by Obligor as well as by other co-makers, guarantors and endorsers under the Credit, Credit Agreements or loan. Except as set forth in this Section 3.2 Lender makes no other representations or warranties.   The provisions of this Section 3.2 shall survive any termination of this Agreement.

4.	AGREEMENTS.

4.1	Rights Reserved. Lender hereby reserves the right:

a)	Subject to this Agreement, to offer and sell additional participations in the Credit to Institutional Investors.

(b)	To re-sell any Participation Interest re-purchased by it.

(c)
Upon thirty (30) days’ notice (unless waived by Participant) pay to Participant all principal, interest and fees then owing the Participant in respect to it Pro Rata Part, thereby terminating this Agreement.

(d)
To assign, pledge, grant a security interest in, or transfer its Participation Interest in the Credit and this Agreement to a third party as security for any Credit obtained by Lender from such third party, and in furtherance thereof, Lender may assign, pledge or grant a security interest in the Credit Agreements under such documentation as such third party may require (the “Third-Party Security Documents”), so long as the Third-Party Security Documents recognize the priority right of Participant hereunder.  Pursuant to any Third-Party Security Documents, the holder thereof may be entitled upon a default under the loan made to Lender to realize upon and exercise rights under the Third-Party Security Documents and succeed to the interest of Lender in any Credit Documents and this Agreement and shall thereafter be substituted in place of Lender as lender under this Agreement.

4.2	Purchase and Sale; Appointment as Agent; Administrative Powers.

(a)
Lender hereby sells, and Participant hereby purchases, an undivided interest in and to the Credit and the Credit Agreements in an amount equal to Participant’s Participation Percentage.  It is intended the Participants’ interest be an equitable interest in the Credit, the Credit Agreements and the collateral described in the Credit Agreements as contemplated by Section 541(d) of the Bankruptcy Code.  Lender holds for its and Participant’s proportional benefit all collateral described in the Credit Agreements securing performance and payment of Obligor’s and any guarantor’s obligations and liabilities under the Credit Agreements. Except as expressly provided herein to the contrary the sale and purchase of the participation hereunder shall be without recourse on or representation or warranty by Lender.  Lender shall have no obligation to repurchase the Participation sold under this Agreement upon any default by Borrower under any of its obligations or otherwise.

(b)
This Agreement creates a participation in the Credit and the Credit Agreements only and is not intended to form a partnership or joint venture between Lender and Participant.  Participant hereby appoints Lender as its nominal payee and agent under the Credit Agreements to take such action on behalf of Participant and to exercise such powers under this Agreement and the Credit Agreements as are delegated to the Lender by the terms thereof or are reasonably incidental, as determined by the Lender, thereto and Lender hereby agrees to act as such.

(c)
Without limiting rights to which Participant otherwise is or may be entitled, Participant shall have no interest, by virtue of this Agreement and Participant's rights hereunder, in (a) any present or future loans from, letters of credit issued by, or leasing or other financing transactions by Lender to, on behalf of, or with Borrower (collectively, the "other financings") other than the credit facilities provided for under the Credit Agreements, (b) any present or future guaranties by or for the account of Borrower which are not contemplated in the Loan Agreement (c) any present or future offset exercised by Lender in respect of such other financings, (d) any present or future property taken as security for any such other financings, or (e) any property now or hereafter in the possession or control of Lender which may be or become security for the obligations of Borrower which may be or becomes security for the obligations of Borrower arising under any Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents, or instruments related to any such other financings; provided that, if payments in respect to such guaranties or such property or the proceeds thereof shall be applied to the obligations of the Borrower arising under the Credit Documents, then Participant shall be entitle to share in such application according to its Pro Rata Part Interest.

(d)
Lender agrees to administer the Credit in a commercially reasonable manner consistent with the manner in which similar credits would be administered and shall exercise that degree of care that would ordinarily be exercised by lenders administering a revolving line of credit loan and otherwise in accordance with the usual practices and procedures employed by Lender on similar accounts in which it has no participants and Lender agrees to take such actions as it deems to be necessary or appropriate to monitor and maintain the Credit agreements on behalf of the Credit Providers in such manner. Neither Lender nor its Representatives shall be liable for any action taken or omitted to be taken by it or them under this Agreement or the Credit Agreements in good faith and believed by it or them to be within the discretion or power conferred upon it or them by this Agreement or the Credit Agreements. Lender may, at any time, without the consent of Participants but subject in any event to Section 4.6 of this Agreement, amend, modify, supplement, or waive provisions of the Credit Agreements only for the purposes of curing an ambiguity, or curing, correcting or supplementing any defective or inconsistent provision contained in the Credit Agreements, correcting or amplifying the description of any property subject to lien under the Credit Agreements, or adding additional property as security for the Credit provided Lender shall promptly deliver to Participant copies of any documents (including without limitation, correspondence or other agreements) reflecting or memorializing the same.

(e)
To the extent not already available to Participant, Lender shall use its best efforts to provide available credit information on the Obligor to the Participant on a continuing basis as available.  Lender shall timely transfer all financial and non-financial information bearing on the quality of the Loan, which information shall be or is required to be furnished by Obligor from time to time under the Credit Agreements.  Lender shall promptly deliver to Participant by telecopier, overnight delivery or e-mail true and complete copies of the following: (1) all notices of default given or received under the Credit Agreements, (2) all compliance certificates executed by Obligor and received by Lender, (3) all financial statements and copies of other reports required to be delivered under the Credit Agreements, and (4) any and all other documents or materials delivered by Obligor to Lender or by Lender to Obligor in connection with the Credit, including, without limitation, all draw package materials. Notwithstanding the above nothing contained in this paragraph shall impose any liability upon Lender for its failure to provide Participant any of such information or financial statements except for Lender's own bad faith, willful misconduct or gross negligence.

(f)
Lender shall maintain books and records reflecting all transactions relating to the Credit, which shall be available for inspection and copying by Participant and its agents during Lender’s office hours.  Lender shall segregate from its own funds Participant’s share of any Collections received.

4.3           Disbursements.  Participant and Lender hereby agree that Lender shall make Advances of proceeds of the Credit in accordance with the terms and conditions of the Credit Agreements.  Each Advance shall be disbursed ratably for the account of all Participants in their respective Participation Percentage.

Participant shall pay its Pro Rata part of all Extraordinary Expenses and other expenses incurred by Lender (but not vice-versa) in connection with enforcement of all obligations of Borrower under the Credit Agreements and Participant shall be entitled to a Pro Rata part of any payments subsequently received by Lender with respect to such fees and expenses.

For each Advance, Lender shall give Participant, notice, to be confirmed in writing delivered by telecopier.  Such notice shall include a calculation of the amount due from Lender to Obligor, a calculation of the amount due from Participant to Lender, the date such funds are due (no earlier than two Business Days from the date of such notice), and appropriate electronic funds transfer instructions.

Participant shall, on or before 2:00 p.m. Eastern Time on the day of a requested Advance, deposit in Lender’s specified settlement account, in federal funds or other funds current in Huntington, West Virginia, Participant’s share of  such Advance, subject to the conditions of the Credit Agreements. If the requested funds are deposited in Lender’s specified account or wired to Lender after 2:00 p.m. Eastern Time, the funds shall be credited the next business day.

In the event Participant fails to furnish Lender at the time called for an Advance with immediately available funds equal to its Participation Percentage of such Advance for Extraordinary Expenses, and if applicable, approved previously by a Simple Majority of Participants as described in Section 4.6(c), and provided that such failure is in no way through fault of or error by Lender, Lender shall have the right, but not the obligation, to advance such funds on behalf of Participant.  Any funds so advanced shall constitute a loan to Participant from Lender bearing interest at the rate in effect under the Credit Facility from the date advanced and shall be due and payable upon demand.

If Lender is required to refund to Obligor any amount in connection with this Agreement, then Participant shall pay to Lender its Participation Percentage of the refund.  Furthermore, Participant agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of any amount due with respect to the Credit, Participant shall pay the same over to Lender for distribution by Lender among Participants as Collections.

4.4           Collections.  Lender shall collect from Obligor any and all Collections on behalf of Participant and Other Participants.  The amount of the Participant’s payment from any Collections shall be that amount equal to its Participation Percentage thereof.  Lender shall promptly account for, and within two Business Days of Lenders’ receipt of such Collections pay to, Participant by electronic funds transfer Participant’s Participation Percentage of any and all such Collections in current funds.  Until remitted, Lender will hold Participant’s Participation Percentage of Collections as agent.

Except as expressly provided herein to the contrary, all rights pursuant to the Credit Agreements held by Lender to secure payment of the obligations of Borrower under the Credit Agreements shall be so held (and such rights shall be exercised) for the ratable benefit of Lender and all Participants.  Under the Credit Agreements, each sum shall be shared in a manner so that Participant receives (or retains up to but not in excess of) its Pro Rata Part thereof.

4.5           Default and Enforcement of Remedies.  With respect to Events of Default and Enforcement of Remedies as those terms are defined under the Credit Agreements, Participant agrees and acknowledges:

(a)
Although nothing herein shall be construed as requiring Lender to advance its own funds other than as may be required if it is a Participant in the Credit, if Lender advances its own funds on behalf of Obligor and if,  Obligor has not repaid such advance in accordance with the terms of the Credit Agreement, Lender may declare such failure to constitute an Event of Default and may take action to collect and enforce payment and performance regardless of whether any Participant has consented to the same;

(b)	Lender may assume that no default or Event of Default has occurred and is continuing unless Lender has actual knowledge of a default or Event of Default;

(c)
In the event that Lender acquires actual knowledge of any default under the Credit Agreement, Lender shall, as soon as possible, give Participant notice of such default.  Further, Lender shall deliver to Participant any written notice of default sent to Obligor;

(d)	In the event that enforcement actions are instituted, Lender shall keep Participant informed as to the progress of the proceedings; and

(e)
If Lender is of the opinion that the services of an Advisor should be retained for the protection of the interests of the Credit Providers, Lender shall select and retain, in its reasonable sole discretion, such Advisor to represent the Credit Providers.  To the extent an Advisor will be engaged pursuant to this Section 4, Lender will notify in writing all Participants of the identity of such Advisor and to the extent practicable, provide a budget for the estimated costs in connection with the engagement.  Lender may act on the advice of, or on the basis of information obtained from, any Advisor; provided that Lender;

(i)	Shall have used reasonable care in the selection of such person;
(ii)	Shall not be responsible for any gross negligence or willful misconduct on the part of any such Advisor;
(iii)	Shall not be responsible for any loss occasioned by acting on such advice or assistance unless such action constitutes gross negligence or willful misconduct on the part of Lender; and
(iv)
Shall be entitled to pay reasonable compensation for such advice or assistance, such compensation shall constitute an Extraordinary Expense and, upon demand of Lender, shall be paid by the Participant to the extent of its Participation Percentage.

Provided further that Lender may, in its reasonable sole discretion, require Participant to fund such Extraordinary Expenses in advance when based on a reasonable estimate from such Advisor.  Lender shall refund to Participant any unused portion of such advance in Extraordinary Expenses.

4.6
Participant Direction of Certain Acts by Lender.  For all actions not administrative in nature as contemplated in Section 4.2(c) hereof Lender will act at the direction of Participants.  To that end Lender shall obtain such direction as follows:

(a)
Lender agrees that it shall act only at the direction of all Credit Providers holding one hundred percent (100%) of the Credit if the proposed action would be tantamount to creating a loan fundamentally different from that in which Participants purchased a participation.  Such a fundamental alteration shall be deemed to originate in the following: (a) release or replacement of Obligor or Guarantor(s), (b) extension of the maturity date, (c) decrease in the interest rate, (d) increase in the principal amount of financing;

(b)
In addition, Lender agrees that it shall act at the direction of Participants holding a one hundred percent (100%) if the proposed action in effect constitutes a restructure within the existing Credit.  Such a restructure shall be deemed to originate in the following (a) acceleration of the maturity of the indebtedness, (b) a material revision to schedule for payment of any principal, interest or other payment under the Credit Agreements (provided that Lender may waive late fees in the ordinary course of administration of the Loan, in its discretion), (c) release of any collateral for the Credit except as may be provided in the Credit Agreement, (d) modification of financial covenants imposed on Obligor in the Credit Agreements; (e) commencement of foreclosure; (f) exercise of any power of sale; and (g) acceptance of a deed in lieu of foreclosure; and

(c)
Lender agrees that it shall act at the direction of Participants holding a Simple Majority Interest (i.e., Participants holding a total prorate share of the Credit equal to or greater than 51%) with regard to any material modification, waiver, forbearance, or indulgence under the Credit Agreements that does not require the consent expressly established in 4.6(a) above.

For all actions that require Lender to obtain direction of Participants, Lender shall provide in writinginformation regarding the action requiring Participant consent (each such action, a “Proposed Action”) withina reasonable amount of time of its receipt of certain knowledge that action is required.

4.7	Priority in Proceeds from Collateral. Proceeds from the liquidation and sale of Collateral shall be split prorate.

5.	SUBSTITUTION OF PARTIES.

5.1	Subparticipation by Participant. Participant may assign its Participation Interest provided that:

(a)
Participant shall remain liable for its obligations under this Agreement and Lender and Other Participants shall have no obligations to any subparticipant of Participant (“Assignee of Participant”), but shall be entitled to continue to look solely to Participant for the performance of Participant’s obligations and the exercise of Participant’s rights under this Agreement.

(b)	The Subparticipant is an Institutional Investor that has made its own credit decision and has not relied on Lender in connection with its purchase of the subparticipation interest; and

(c)	Lender shall be notified in writing by the Participant of the name and address of the Subparticipant.

5.2
Sale of Participant’s Interest.  Notwithstanding anything contained in this Agreement, Participant shall have the right to sell, transfer or assign its Participation Interest to an affiliate of Participant, an entity owning or controlling Participant, or an entity that Participant merges with, is merged into, consolidates with, or is consolidated into (collectively referred to in this section as an “affiliate”), that meets the definition of Institutional Investor without the consent of Lender. Participant may not sell without the written consent of Lender, its Participation Interest to any Non-affiliated entity.

5.3	Assignment by Lender. Lender may assign its rights and obligations under this Agreement:

(a)           An affiliate or subsidiary of the Lender;

(b)           An entity owning or controlling the Lender;

(c)           An entity that Lender merges with, is merged into, consolidates with, or its consolidated into,Lender; or

(d)           An entity that acquires the majority of the assets of Lender or a majority of whose assets areacquired by Lender.

Lender shall provide written notice of any such assignment provided in (a) through (d) above to all other Credit Providers within thirty (30) days after the date of such assignment.

6.           INDEMNIFICATION.  Participant hereby agrees to indemnify and hold harmless the Lender and its directors, officers, employees, and affiliates (each of the foregoing entities an “Indemnified Person”) from Participant’s Participation Percentage of any losses, claims, damages, liabilities, or other expenses to which such Indemnified Person may become subject, insofar as such losses, claims, damages, liabilities or other expenses (or actions or other proceedings commenced or threatened in respect thereof) that arise out of, or in any way relate to, or result from, breach by Participant of this Agreement. Participant further agrees to reimburse each Indemnified Person from Participant’s Participation Percentage of any legal or other expenses incurred in connection with investigating, defending, or participating in any such loss, claim, damage, liability, or action or other proceeding (whether or not such Indemnified Person is a party to any action or proceeding out of which any such expenses arise).

Lender hereby agrees to indemnify and hold harmless Participant and its directors, officers, employees, and affiliates (each of the foregoing entities “Indemnified Person of Participant”) in connection with any losses, claims, damages, liabilities, or other expenses to which such Indemnified Persons of Participant may become subject, insofar as such losses, claims, damages, liabilities or other expenses (or actions or other proceedings commenced or threatened in respect thereof) arise out of, or in any way relate to, or result from breach by Lender of this Agreement or actions or omissions of Lender in servicing this Agreement. Lender further agrees to reimburse each Indemnified Person of Participant for any legal or other expenses incurred in connection with investigating, defending, or participating in any such loss, claim, damage, liability, or action or other proceeding (whether or not such Indemnified Person of Participant is a party to any action or proceeding out of which any such expenses arise).  Notwithstanding anything to the contrary in this section or this Agreement, Participant shall have no obligation to indemnify and hold Lender harmless from and against any loss or liability with respect to any action taken or omitted by Lender that constitutes gross negligence or willful misconduct in the servicing of the Credit or account or in the carrying out of the terms of the Credit Agreements.

No party shall have an obligation hereunder to indemnify any indemnified person for any loss, claim, damage, liability, or expense which resulted from the gross negligence or willful misconduct of such indemnified person.  Nor shall either Lender or Participant be responsible or liable to the other for consequential damages which may be alleged as a result of this Agreement.

No Participant shall be required to provide Extraordinary Expenses in excess of the amount that is Pro Rata to its Participation Interest due to failure of any other Participant to provide required funding.

The provisions of these paragraphs shall survive any termination of this Agreement.

Each Participant agrees that all rights and remedies of the Lender shall be exercised by the Lender and no Participant may independently exercise any such rights or remedies of the Lender under the Credit Agreements.

7.           TERMINATION.  This Agreement shall terminate upon payment in full of all amounts owed pursuant to the terms of the Credit Agreement, or if all such amounts cannot be paid, upon final resolution of pursuit of remedies.

8.           MISCELLANEOUS.

8.1           Notices.  All notices and other communications permitted or required by this Agreement (except telephonic or e-mail notices where expressly permitted) shall be given by facsimile, e-mail or by depositing such with a reputable private courier, addressed as provided in Exhibit B.  Each such notice shall be effective upon receipt (or in the case of facsimile notice, upon confirmation of transmission).

The time period within which a response to any such notice must be given, however, shall commence to run from the date of receipt of the notice by the addressee thereof.  Rejection, other refusal to accept, or the inability to deliver because of changed address of which no notice was given, shall be deemed to be receipt of the notice sent.

By giving the other party hereto at least ten (10) days’ notice thereof, either party hereto shall have the right from time to time and at any time during the term of this Agreement to change its address and shall have the right to specify as its address any other address within the United States of America.

Lender and Participant may act upon any written or oral notice reasonably believed by it to be genuine.

8.2           Successors.  This Agreement shall apply to, inure to the benefit of, and be binding upon and enforceable against the parties hereto, and to the extent permitted hereunder, their respective successors and assigns, to the same extent as if specified at length throughout this Agreement.

8.3           Time of the Essence. Time is of the essence of this Agreement and each and every date set forth herein.

8.4           Governing Law.  This Agreement shall be deemed to constitute a contract under and shall be construed and enforceable in accordance with the laws of the State of West Virginia and within the jurisdiction of the State of West Virginia.

8.5           Amendment.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought.

8.6           Construction.  Headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

8.7           Entire Agreement.  This Agreement and the Certificate of Participation contain the entire understanding of the parties hereto with respect to the transaction contemplated hereby and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

8.8           Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.

LENDER:

UNITED BANK, INC.
a West Virginia banking corporation

By:

Its:

Date:

PARTICIPANT:

Summit Community Bank
a West Virginia banking corporation

By:

Its:

Date:

EXHIBIT A

Credit Agreements

1.	Loan Agreement
2.	$8,813,274.64 Note
3.	Security Agreement
4.	Guaranty
5.	UCC Financing Statements
6.	Landor Waiver and Consent
7.	Secretary Certificates
8.	Statement of Receipts and Disbursements

EXHIBIT B

Form of
Certificate of Participation

THIS IS TO CERTIFY that Summit Community Bank (“Participant”), pursuant to the provisions of that certain Participation Agreement dated January 31, 2014 (the “Agreement”) between Participant and United Bank, Inc. (“Lender”), has a participation in the following financing:

Obligor	Energy Services of America Corporation
C. J. Hughes Construction Company, Inc.
Nitro Electric Company, Inc.
Contractors Rental Corporation
ST Pipeline, Inc.

Name of Obligor’s obligation	Term Loan
Total committed amount	$8,813,274.64
Date of credit facility	January 31, 2014
Address for notices	United Bank, Inc.
2889 Third Avenue
Huntington, WV 25702

Participant
Participation Amount	$4,052,451.74
Participation Percentage	45.98122%
Participation Interest Rate	6.5% fixed
Participation Fee	$41,383.09
45,981.22% of $90,000.00
Address for notices:	Summit Community Bank, Inc.
2402 Mountaineer Blvd.
Charleston, West Virginia 25309
Facsimile No.: (304) 530-0993

THIS CREDIT PARTICIPATION, INCLUDING TRANSFER HEREOF, IS SUBJECT TO THE TERMS AND CONDITIONS OF THE PARTICIPATION AGREEMENT BETWEEN LENDER AND PARTICIPANT OF EVEN DATE HEREWITH.

UNITED BANK, INC.
Lender

Name
Title